SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                   FORM 8-K/A
                                Amendment No. 1

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 Date of Report:
                                 October 4, 2004





                                 CRIIMI MAE INC.
             (Exact name of registrant as specified in its charter)

         Maryland                       1-10360                  52-1622022
(State or other jurisdiction          (Commission             (I.R.S. Employer
     of incorporation)                File Number)           Identification No.)







                              11200 Rockville Pike
                            Rockville, Maryland 20852
   (Address of principal executive offices, including zip code, of Registrant)

                                 (301) 816-2300
              (Registrant's telephone number, including area code)



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Explanatory  Note: This Form 8-K/A amends the Current Report on Form 8-K of
CRIIMI MAE Inc. (the "Company"), filed with the Securities and Exchange Commission on October 4, 2004 to report that the Company's Board of Directors approved the amount of compensation payable to non-employee directors effective as of October 1, 2004.

Item 1.01 Entry into a Material Definitive Agreement.

Earlier this year, the Compensation and Stock Option Committee of the Company engaged an independent compensation consultant to assist it with designing a director compensation program that would closely align the interests of the Company's directors with its shareholders. After reviewing the findings of the independent consultant and other considerations, the Compensation and Stock Option Committee recommended, and the Board of Directors approved, a change in the non-employee directors' compensation.

Pursuant to the new director compensation program, the Board approved the following changes effective as of October 1, 2004:

o The annual fee paid to non-employee directors was raised to $20,000 from $15,000, payable quarterly in arrears
o Non-employee directors will receive an annual grant of $25,000 in restricted stock ($6,250 for the last quarter of 2004), vesting in three equal annual installments instead of an annual grant of 4,000 options to purchase common stock under the previous director compensation program
o Board and committee meeting fees were set at $1,500 per meeting for in-person or telephonic meetings
o Upon initial election or appointment to the Board, a new non-employee director will be granted $25,000 in restricted stock, vesting in three equal annual installments
o All current non-employee directors were granted $25,000 in restricted stock (minus the number of shares of common stock previously granted to non-employee directors), vesting in three equal annual installments.
o The chairman of the Audit Committee will be paid an additional annual fee of $5,000, payable quarterly in arrears, and other committee chairman will be paid an additional annual fee of $2,500, payable quarterly in arrears.


As reported on the Current Report on Form 8-K filed October 4, 2004, on September 29, 2004, the Board of Directors of the Company approved the CRIIMI MAE Inc. Deferred Compensation Plan (the "Plan"). The purpose of the Plan is to promote the interests of the Company and its stockholders by increasing the proprietary interests of its directors and employees eligible to participate in the Plan in the Company's growth and performance by providing the opportunity to defer all or a portion of their cash fees and compensation and restricted stock granted under the CRIIMI MAE Inc. 2001 Stock Incentive Plan in the form of Restricted Stock Units. The Board reserved 60,000 shares of common stock, par value $0.01 per share, for issuance under the Plan. Under the rules of the New York Stock Exchange, the Company was permitted to implement


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the Plan without stockholder  approval.  A copy of the Plan was filed as an exhibit to the Form S-8 registration statement filed by the Company on October 1, 2004.

On October 1, 2004, pursuant to the new director compensation program, the Company issued restricted stock awards covering an aggregate of 16,682 shares of its common stock, $0.01 par value per share (the "Restricted Stock"), to non-employee members of its Board of Directors. Certain directors elected to defer their awards of Restricted Stock and receive Restricted Stock Units. Messrs. Blidner, Gillon, Haut, Moody, Robertson and Rufrano each received 2,129 shares of Restricted Stock. Messrs. Merrick and Woods received 1,929 shares and 1,979 shares of Restricted Stock, respectively. The number of shares for Restricted Stock awards was determined by dividing the dollar amount of the Restricted Stock award by the closing trading price of the Company's common stock on September 30, 2004, which was $14.68.

Copies of the forms of Restricted Stock Unit Agreement and Restricted Stock Award Agreement were filed as Exhibits 10.2 and 10.4 to the Current Report on Form 8-K filed by the Company on October 15, 2004, as amended by Amendment
No. 1.


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                   CRIIMI MAE Inc.



Dated: December 21, 2004                           By:/s/Mark A. Libera
                                                      -------------------------
                                                      Mark A. Libera
                                                      Vice President
                                                      General Counsel